Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
J. C. Penney Company, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein. Our report on the consolidated financial statements refers to the adoption of Accounting Standard Codification Topic 606, Revenue from Contracts with Customers, and a change in accounting principle for merchandise inventories.

/s/ KPMG LLP
KPMG LLP
Dallas, Texas
March 6, 2020